UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 13, 2009

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-23017 (Commission File Number)	41-1649949 (I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts (Address of principal executive offices)	02038 (Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On November 13, 2009, Echo Therapeutics, Inc. (the “Company”) entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with certain strategic institutional and accredited investors (the “Investors”) in connection with the Company’s private placement (the “Financing”) of shares of its Common Stock, $0.01 par value (the “Common Stock”), at a price of $1.25 per share (the “Shares”). Under the terms of the Purchase Agreement, each Investor shall receive warrants to purchase a number of shares of Common Stock with an exercise price of $2.00 per share equal to (i) seventy percent (70%) of the number of Shares purchased by such Investor or, (ii) for those Investors who purchased Shares for a purchase price of at least $750,000, one hundred percent (100%) of the number of Shares purchased by such Investor (the “Warrants”). In addition, each Investor who purchased Shares for a purchase price of at least $1,000,000 shall receive Warrants with an exercise price of $1.60 per share.
     To date, the Company has received proceeds of $3,011,320 in connection with the Financing and a subscription for an additional $200,000. The Company received payment of a portion of the proceeds in the form of the extinguishment of a Senior Convertible Promissory Note issued by the Company on February 11, 2008 (together with additional Senior Convertible Promissory Notes issued as payment for accrued interest) in the approximate amount of $355,070, which amount included principal and interest accrued through November 13, 2009. A portion of one investor’s purchase price was comprised of the investment of $450,000 of the funds payable to such investor by Echo for the mandatory redemption of a portion of the Series B Perpetual Preferred Stock (“Series B Stock”) owned by such investor upon the closing of the Financing.
     The Company intends to use the net proceeds of the Financing primarily for working capital and general corporate purposes. In addition, $31,250 of the proceeds will be used to redeem shares of the Company’s outstanding Series B Stock in accordance with the Certificate of Designation, Rights and Preferences of the Series B Stock. Proceeds totaling $800,000 were released from escrow prior to the closing and such funds were used for working capital purposes.
     Pursuant to the Purchase Agreement, the Company issued an aggregate of 2,286,339 Warrants to the Investors, of which 1,486,339 have an exercise price equal to $2.00 per share and 800,000 have an exercise price equal to $1.60 per share. Upon receipt of the $200,000 of subscribed funds referenced above, the Company will issue an additional 112,000 Warrants with an exercise price of $2.00 per share.
     The Warrants are immediately exercisable and expire no later than November 13, 2014. The exercise price is subject to adjustment for stock splits, combinations or similar events. The Warrants allow for cashless exercise. An exercise under the Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the foregoing provision upon sixty-one (61) days’ advance written notice to the Company.
     The offer, sale and issuance to the investors of the Shares, Warrants, and shares of Common Stock issuable upon the exercise of the Warrants have been made in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), have not been and will not be registered under the Securities Act, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act, and applicable state securities laws. The Company is not required to register for resale under the Securities Act (i) the Shares issued to the Investors, (ii) the Warrants or (iii) the Common Stock issuable upon the exercise of the Warrants.
     In connection with the Financing, the Company retained Burnham Hill Partners LLC as its placement agent (the “Placement Agent”). The Company agreed to pay the Placement Agent for its services as follows: (a) a cash fee equal to seven percent (7%) of the gross cash proceeds received by the Company in connection with the Financing; and (b) warrants to acquire a number of shares of Common Stock of the Company equal to 10% of the number of Shares issued to the Investors in the Financing at a per share exercise price equal to 120% of the purchase price of the Shares issued in the Financing. The warrants will have a term of five (5) years, standard piggyback registration rights, a cashless exercise provision, be non-redeemable and be included in any registration statement covering the Shares issued pursuant to the Financing. The Company also agreed to pay reasonable out of pocket expenses of the Placement Agent incurred in connection with the Financing in an amount not to exceed $5,000.
     The foregoing descriptions of the Purchase Agreement, the Warrants and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The Company’s issuance of the Shares pursuant to the Purchase Agreement was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Shares may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the Shares issued pursuant to the Purchase Agreement.

Item 8.01	Other Events.
     On November 13, 2009, the Company issued a press release announcing the execution of the Purchase Agreement described in Item 1.01 above. A copy of that press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.
     The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2009	ECHO THERAPEUTICS, INC.
	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock

10.1	Common Stock and Warrant Purchase Agreement by and among the Company and the Investors named therein, dated as of November 13, 2009 *

99.1	Press Release dated November 13, 2009

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.